Carolina Financial Corporation Reports Results for Third Quarter of 2018

NEWS RELEASE – For Release October 24, 2018, 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. October 24, 2018 - Carolina Financial Corporation (the “Company”) (NASDAQ: CARO) today announced financial results for the third quarter of 2018.

Financial highlights at and for the periods ended September 30, 2018, include:

•	Net income for the third quarter 2018 increased 90.2% to $15.2 million, or $0.66 per diluted share, from $8.0 million, or $0.49 per diluted share for the third quarter of 2017.
•	Operating earnings for the third quarter of 2018, which exclude certain non-operating income and expenses, increased 94.7% to $15.4 million, or $0.67 per diluted share, from $7.9 million, or $0.49 per diluted share, for the third quarter of 2017.
•	Operating earnings for Q3 2018 have been adjusted to eliminate the following significant items:
o	The fair value gain on interest rate swaps of $628,000.
o	The loss on sale of securities of $849,000.
•	Performance ratios for Q3 2018 compared to Q3 2017:
o	Return on average assets was 1.66% compared to 1.43%.
o	Operating return on average assets was 1.68% compared to 1.42%.
o	Return on average tangible equity was 14.68% compared to 13.24%.
o	Operating return on average tangible equity was 14.85% compared to 13.08%.
•	Loans receivable, gross grew $137.9 million, or at an annualized rate of 7.9% since December 31, 2017.
•	Nonperforming assets to total assets were 0.32% at September 30, 2018 compared to 0.20% at December 31, 2017.
•	Total deposits increased $154.7 million since December 31, 2017. Core deposits increased $49.0 million since December 31, 2017.

“Despite the impacts of Hurricane Florence on our markets in the third quarter, we continued to see the impact of solid organic growth and prior acquisitions on earnings. Overall, results for the third quarter of 2018 continued to improve with an increase of 90.2% in net income to $15.2 million compared to the third quarter of 2017.” stated Jerry Rexroad, Chief Executive Officer.

Hurricane Florence Update

On September 14, 2018, Hurricane Florence made landfall near Wilmington, NC. As a result of Florence, our markets’ business activities were significantly impacted along the Eastern and Coastal regions of the Carolinas. The impact of Florence on our third quarter results is difficult to quantify. However, we believe the hurricane adversely impacted our operating earnings in the following areas:

■	Limited mortgage banking activities in Eastern and Coastal markets during most of September 2018.
■	Delayed closings on mortgage loans, in which we provided free extensions to customers, reducing margin.
■	Costs related to relocating employees, repairs of facilities, compensation costs and contributions to relief efforts.
■	Refunds of foreign ATM fees to customers affected by the storm.
■	Delayed closings on commercial loans and limited business activity for most of September in the impacted areas.
■	Increased provision for loan losses for unknown impacts of Florence.

The aggregate financial effects of these items was a reduction in income and an increase in expense of approximately $500,000 to $600,000 pretax for the quarter. We are continuing to assess the impact of Florence on the economic prospects of our markets affected by it in future periods.

Financial Results

Carolina Financial Corporation

■	The Company reported net income for the three months ended September 30, 2018 of $15.2 million, or $0.66 per diluted share, as compared to $8.0 million, or $0.49 per diluted share, for the three months ended September 30, 2017. The Company reported net income for the nine months ended September 30, 2018 of $34.2 million or $1.57 per diluted share, as compared to $22.2 million, or $1.47 per diluted share, for the nine months ended September 30, 2017. Included in net income for the nine months ended September 30, 2018 and 2017 were pretax merger-related expenses of $15.2 million and $1.9 million, respectively.
■	Operating earnings for the third quarter of 2018, which excludes certain non-operating income and expenses, increased 94.7% to $15.4 million, or $0.67 per diluted share, from $7.9 million, or $0.49 per diluted share, for the third quarter of 2017. Operating earnings for the nine months ended September 30, 2018, which excludes certain non-operating income and expenses, increased 101.4% to $45.9 million, or $2.10 per diluted share, from $22.8 million, or $1.50 per diluted share, for the same period of 2017.
■	The Company’s net interest margin-tax equivalent increased to 4.15% for the third quarter of 2018 compared to 3.94% for the third quarter of 2017.
■	The Company reported common book value per share of $25.14 and $22.76 as of September 30, 2018 and December 31, 2017, respectively. Tangible common book value per share was $18.69 and $15.71 as of September 30, 2018 and December 31, 2017, respectively.
■	At September 30, 2018, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $564.0 million as of September 30, 2018 compared to $475.4 million at December 31, 2017. Tangible equity to tangible assets at September 30, 2018 was 11.7% compared to 9.7% at December 31, 2017.

Community Banking

■	Community banking segment net income increased 94.8% to $15.3 million for the three months ended September 30, 2018 compared to $7.8 million for the three months ended September 30, 2017. The community banking segment net income increased 64.4% to $34.2 million for the nine months ended September 30, 2018 compared to $20.8 million for the nine months ended September 30, 2017. Included in net income for the nine months ended September 30, 2018 and 2017 were pretax merger-related expenses of $15.2 million and $1.9 million, respectively. And, as noted above, community banking net income during the third quarter of 2018 was adversely affected by Hurricane Florence.

■	Community banking segment operating earnings increased 99.4% to $15.4 million for the three months ended September 30, 2018 compared to $7.7 million for the three months ended September 30, 2017. The community banking segment operating earnings increased 115.3% to $45.9 million for the nine months ended September 30, 2018 compared to $21.3 million for the nine months ended September 30, 2017. Provision for loan loss during the three months ended September 30, 2018 was $750,000. There was no provision for loan loss during the three months ended September 30, 2017. Asset quality and historical loss experience continue to remain favorable. The provision for loan loss was primarily driven by organic loan growth and unknown potential storm related impacts.
■	Non-performing assets were 0.32% and 0.20% of total assets at September 30, 2018 and December 31, 2017, respectively.
■	Loans receivable, gross increased to $2.5 billion at September 30, 2018 compared to $2.3 billion at December 31, 2017. Loans increased $137.9 million for the nine months ended September 30, 2018, or at an annualized rate of 7.9% over December 31, 2017.
■	Total deposits increased $154.7 million since December 31, 2017. As of September 30, 2018 and December 31, 2017, core deposits, defined as demand deposits, savings accounts and money market accounts, comprised approximately 64.9% and 66.9% respectively, of total deposits.

Wholesale Mortgage Banking

■	Net income for the wholesale mortgage banking segment was $555,000 for the three months ended September 30, 2018 compared to $449,000 for the three months ended September 30, 2017. The increase in the three months ended September 30, 2018 was primarily due to higher mortgage servicing income on higher average servicing balances, partially offset by the impact of Hurricane Florence on origination activity and closings. Net income was $1.7 million for the nine months ended September 30, 2018 compared to $2.3 million for the nine months ended September 30, 2017. The decrease in the nine months ended September 30, 2018 was primarily due to a decrease in mortgage banking income, early lease termination costs, and loss on sale of other real estate expense incurred in second quarter 2018, and the impact of Hurricane Florence in the third quarter. Additionally, income taxes in 2017 were reduced due to tax benefits related to the vesting of employee stock-based compensation.
■	Net margin was 1.65% for the three months ended September 30, 2018 compared to 1.44% for the three months ended September 30, 2017. Originations for the three months ended September 30, 2018 and 2017 were $190.1 million and $217.0 million, respectively. Originations during September 2018 were affected by storm related interruptions. Net margin was 1.71% for the nine months ended September 30, 2018 compared to 1.65% for the nine months ended September 30, 2017. Originations for the nine months ended September 30, 2018 and 2017 were $576.2 million and $611.6 million, respectively.

Dividend Declared

On October 17, 2018, the Company declared a $0.07 dividend per common share, payable on January 4, 2019, to stockholders of record on December 14, 2018.

Conference Call

A conference call will be held at 10:00 a.m., Eastern Time on October 25, 2018. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 7386054. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 7386054.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of September 30, 2018, Carolina Financial Corporation had approximately $3.7 billion in total assets and Crescent Mortgage Company was approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers; and (10) the impact of recent and future hurricanes and other natural disasters on our loan portfolio and the economic prospects of our coastal markets.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$37,930	25,254
Interest-bearing cash	38,017	55,998
Cash and cash equivalents	75,947	81,252
Securities available-for-sale	817,745	743,239
Federal Home Loan Bank stock, at cost	17,446	19,065
Other investments	3,428	3,446
Derivative assets	6,151	2,803
Loans held for sale	25,356	35,292
Loans receivable, gross	2,457,464	2,319,528
Allowance for loan losses	(13,615)	(11,478)
Loans receivable, net	2,443,849	2,308,050

Premises and equipment, net	61,702	61,407
Accrued interest receivable	13,390	11,992
Real estate acquired through foreclosure, net	1,601	3,106
Deferred tax assets, net	6,746	2,436
Mortgage servicing rights	32,995	21,003
Cash value life insurance	58,354	57,195
Core deposit intangible	17,225	19,601
Goodwill	127,592	127,592
Other assets	11,958	21,538
Total assets	$3,721,485	3,519,017

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$567,394	525,615
Interest-bearing deposits	2,192,229	2,079,314
Total deposits	2,759,623	2,604,929
Short-term borrowed funds	320,500	340,500
Long-term debt	44,391	72,259
Derivative liabilities	—	156
Drafts outstanding	8,593	7,324
Advances from borrowers for insurance and taxes	5,435	3,005
Accrued interest payable	1,793	1,126
Reserve for mortgage repurchase losses	1,442	1,892
Dividends payable to stockholders	1,580	1,051
Accrued expenses and other liabilities	14,101	11,394
Total liabilities	3,157,458	3,043,636
Stockholders’ equity:
Preferred stock	—	—
Common stock	226	210
Additional paid-in capital	412,990	348,037
Retained earnings	153,371	123,537
Accumulated other comprehensive (loss) income, net of tax	(2,560)	3,597
Total stockholders’ equity	564,027	475,381
Total liabilities and stockholders’ equity	$3,721,485	3,519,017

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
	(In thousands, except share data)
Interest income
Loans	$33,623	18,960	98,037	52,207
Investment securities	6,912	3,761	18,979	9,975
Dividends from Federal Home Loan Bank stock	313	135	751	351
Other interest income	137	70	371	185
Total interest income	40,985	22,926	118,138	62,718
Interest expense
Deposits	5,029	2,422	12,919	6,212
Short-term borrowed funds	1,529	441	4,488	1,225
Long-term debt	544	514	1,813	1,364
Total interest expense	7,102	3,377	19,220	8,801
Net interest income	33,883	19,549	98,918	53,917
Provision for loan losses	750	—	1,309	—
Net interest income after provision for loan losses	33,133	19,549	97,609	53,917
Noninterest income
Mortgage banking income	3,685	3,625	11,701	11,522
Deposit service charges	2,084	1,072	6,096	2,928
Net (loss) gain on sale of securities	(849)	368	(2,292)	1,174
Fair value adjustments on interest rate swaps	628	90	1,883	(37)
Net increase in cash value life insurance	378	267	1,153	759
Mortgage loan servicing income	2,313	1,652	6,428	4,822
Other	2,061	801	6,408	2,742
Total noninterest income	10,300	7,875	31,377	23,910
Noninterest expense
Salaries and employee benefits	13,451	8,623	40,660	26,487
Occupancy and equipment	4,113	2,508	11,860	7,129
Marketing and public relations	312	385	1,011	1,182
FDIC insurance	285	205	805	380
Recovery of mortgage loan repurchase losses	(150)	(225)	(450)	(675)
Legal expense	94	157	327	373
Other real estate (income) expense, net	(13)	(5)	(2)	40
Mortgage subservicing expense	640	494	1,772	1,485
Amortization of mortgage servicing rights	1,099	748	2,967	2,083
Merger-related expenses	—	311	15,216	1,910
Other	4,171	2,255	11,806	6,538
Total noninterest expense	24,002	15,456	85,972	46,932
Income before income taxes	19,431	11,968	43,014	30,895
Income tax expense	4,227	3,975	8,788	8,659
Net income	$15,204	7,993	34,226	22,236

Earnings per common share:
Basic	$0.67	0.50	1.58	1.48
Diluted	$0.66	0.49	1.57	1.47
Dividends Per Common Share	$0.07	0.04	0.18	0.12
Weighted average common shares outstanding:
Basic	22,678,681	16,029,332	21,616,485	14,980,349
Diluted	22,898,983	16,187,869	21,842,769	15,146,972

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017

Selected Average Balances:
Total assets	$3,663,915	3,627,402	3,522,407	3,048,214	2,230,586
Investment securities and FHLB stock	831,793	809,625	770,161	647,276	521,569
Loans receivable, net	2,402,075	2,401,075	2,322,203	2,003,429	1,463,771
Loans held for sale	23,692	23,137	21,645	25,001	27,282
Deposits	2,735,346	2,677,401	2,616,640	2,352,303	1,710,263
Stockholders’ equity	559,401	497,694	477,830	380,529	286,524

Performance Ratios (annualized):
Return on average stockholders’ equity	10.87%	12.03%	3.40%	6.65%	11.16%
Return on average tangible equity (Non-GAAP)	14.68%	17.02%	4.90%	8.78%	13.24%
Return on average assets	1.66%	1.65%	0.46%	0.83%	1.43%
Operating return on average stockholders’ equity (Non-GAAP)	10.99%	12.54%	12.51%	11.69%	11.02%
Operating return on average tangible equity (Non-GAAP)	14.85%	17.74%	18.06%	15.44%	13.08%
Operating return on average assets (Non-GAAP)	1.68%	1.72%	1.70%	1.46%	1.42%
Average earning assets to average total assets	89.59%	89.82%	89.28%	89.25%	91.09%
Average loans receivable to average deposits	87.82%	89.68%	88.75%	85.17%	85.59%
Average stockholders’ equity to average assets	15.27%	13.72%	13.57%	12.48%	12.85%
Net interest margin-tax equivalent (1)	4.15%	4.11%	4.20%	4.19%	3.94%
Net charge-offs (recoveries) to average loans receivable	0.02%	0.04%	(0.21)%	0.02%	0.02%
Nonperforming assets to period end loans receivable	0.49%	0.42%	0.45%	0.30%	0.44%
Nonperforming assets to total assets	0.32%	0.28%	0.30%	0.20%	0.29%
Nonperforming loans to total loans	0.43%	0.35%	0.36%	0.17%	0.33%
Allowance for loan losses as a percentage of gross loans receivable (end of period) (2)	0.55%	0.54%	0.53%	0.49%	0.72%
Allowance for loan losses as a percentage of gross non-acquired loans receivable (Non-GAAP)	0.80%	0.80%	0.85%	0.84%	0.87%
Allowance for loan losses as a percentage of nonperforming loans (2)	129.26%	153.84%	146.93%	291.81%	216.53%

Nonperforming Assets:
Non-acquired loans 90 days or more past due and still accruing	$32	19	—	—	—
Non-acquired nonaccrual loans	10,501	8,423	8,649	3,934	4,924
Total nonperforming loans	10,533	8,442	8,649	3,934	4,924
Real estate acquired through foreclosure, net	1,601	1,726	1,963	3,106	1,640
Total nonperforming assets	$12,134	10,168	10,612	7,040	6,564

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

(2) Acquired loans represent 30.5%, 33.5%, 36.8%, 41.1%, and 17.3%, of gross loans receivable at September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017, respectively.

Carolina Financial Corporation

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Nine Months		Increase (Decrease)
	September 30,		Ended September 30,		Three	Nine
	2018	2017	2018	2017	Months	Months
Segment net income:
Community banking	$15,263	7,837	34,175	20,788	7,426	13,387
Wholesale mortgage banking	555	449	1,716	2,333	106	(617)
Other	(606)	(320)	(1,672)	(910)	(286)	(762)
Eliminations	(8)	27	7	25	(35)	(18)
Total net income	$15,204	7,993	34,226	22,236	7,211	11,990

	For the Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Segment net income:
Community banking	$15,263	14,928	3,984	6,050	7,837
Wholesale mortgage banking	555	598	562	118	449
Other	(606)	(568)	(497)	124	(320)
Eliminations	(8)	8	7	36	27
Total net income	$15,204	14,966	4,056	6,328	7,993

	For the Three Months Ended September 30, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$40,588	472	14	(89)	40,985
Interest expense	6,582	113	520	(113)	7,102
Net interest income (expense)	34,006	359	(506)	24	33,883
Provision for loan losses	750	—	—	—	750
Noninterest income from external customers	5,060	5,240	—	—	10,300
Intersegment noninterest income	242	36	—	(278)	—
Noninterest expense	19,041	4,674	287		24,002
Intersegment noninterest expense	—	242	—	(242)	—
Income (loss) before income taxes	19,517	719	(793)	(12)	19,431
Income tax expense (benefit)	4,254	164	(187)	(4)	4,227
Net income (loss)	$15,263	555	(606)	(8)	15,204

	For the Three Months Ended September 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$22,460	480	8	(22)	22,926
Interest expense	3,086	65	291	(65)	3,377
Net interest income (expense)	19,374	415	(283)	43	19,549
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	3,097	4,778	—	—	7,875
Intersegment noninterest income	242	—	—	(242)	—
Noninterest expense	10,999	4,234	223	—	15,456
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	11,714	719	(508)	43	11,968
Income tax expense (benefit)	3,877	270	(188)	16	3,975
Net income (loss)	$7,837	449	(320)	27	7,993

Carolina Financial Corporation

Segment Information, Continued

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30, 2018
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$116,905	1,361	41	(169)	118,138
Interest expense	17,732	244	1,488	(244)	19,220
Net interest income (expense)	99,173	1,117	(1,447)	75	98,918
Provision for loan losses	1,284	25	—	—	1,309
Noninterest income from external customers	15,690	15,599	88	—	31,377
Intersegment noninterest income	724	64	—	(788)	—
Noninterest expense	71,318	13,809	845	—	85,972
Intersegment noninterest expense	—	725	—	(725)	—
Income (loss) before income taxes	42,985	2,221	(2,204)	12	43,014
Income tax expense (benefit)	8,810	505	(532)	5	8,788
Net income (loss)	$34,175	1,716	(1,672)	7	34,226

	For the Nine Months Ended September 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$61,409	1,302	21	(14)	62,718
Interest expense	8,051	119	750	(119)	8,801
Net interest income (expense)	53,358	1,183	(729)	105	53,917
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	9,011	14,899	—	—	23,910
Intersegment noninterest income	725	64	—	(789)	—
Noninterest expense	33,773	12,448	711	—	46,932
Intersegment noninterest expense	—	720	5	(725)	—
Income (loss) before income taxes	29,321	2,978	(1,445)	41	30,895
Income tax expense (benefit)	8,533	645	(535)	16	8,659
Net income (loss)	$20,788	2,333	(910)	25	22,236

	For the Three Months Ended September 30,
	Loan Originations		Mortgage Banking Income		Margin
	2018	2017	2018	2017	2018	2017
Additional segment information:
Community banking	$27,563	20,342	541	500	1.96%	2.46%
Wholesale mortgage banking	190,142	217,014	3,144	3,125	1.65%	1.44%
Total	$217,705	237,356	3,685	3,625	1.69%	1.53%

	For the Nine Months Ended September 30,
	Loan Originations		Mortgage Banking Income		Margin
	2018	2017	2018	2017	2018	2017
Additional segment information:
Community banking	$91,786	59,511	1,843	1,441	2.01%	2.42%
Wholesale mortgage banking	576,205	611,597	9,858	10,081	1.71%	1.65%
Total	$667,991	671,108	11,701	11,522	1.75%	1.72%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	At the Month Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017

Core deposits:
Noninterest-bearing demand accounts	$567,394	577,568	547,744	525,615	333,267
Interest-bearing demand accounts	579,522	584,719	558,942	551,308	309,241
Savings accounts	190,946	198,571	212,249	213,142	69,552
Money market accounts	453,957	458,558	463,676	452,734	377,754
Total core deposits (Non-GAAP)	1,791,819	1,819,416	1,782,611	1,742,799	1,089,814

Certificates of deposit:
Less than $250,000	863,290	788,693	791,789	755,887	567,483
$250,000 or more	104,514	100,689	102,569	106,243	50,357
Total certificates of deposit	967,804	889,382	894,358	862,130	617,840
Total deposits	$2,759,623	2,708,798	2,676,969	2,604,929	1,707,654

	At the Month Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017

Tangible book value per share:
Total stockholders’ equity	$564,027	551,784	475,046	475,381	290,224
Less intangible assets	(144,817)	(145,595)	(146,387)	(147,193)	(44,953)
Tangible common equity (Non-GAAP)	$419,210	406,189	328,659	328,188	245,271

Issued and outstanding shares	22,570,445	22,570,182	21,057,539	21,022,202	16,159,309
Less nonvested restricted stock awards	(135,045)	(137,345)	(136,395)	(134,302)	(99,639)
Period end dilutive shares	22,435,400	22,432,837	20,921,144	20,887,900	16,059,670

Total stockholders’ equity	$564,027	$551,784	$475,046	$475,381	$290,224
Divided by period end dilutive shares	22,435,400	22,432,837	20,921,144	20,887,900	16,059,670
Common book value per share	$25.14	$24.60	$22.71	$22.76	$18.07

Tangible common equity (Non-GAAP)	$419,210	$406,189	$328,659	$328,188	$245,271
Divided by period end dilutive shares	22,435,400	22,432,837	20,921,144	20,887,900	16,059,670
Tangible common book value per share (Non-GAAP)	$18.69	$18.11	$15.71	$15.71	$15.27

	At the Month Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Acquired and non-acquired loans:
Acquired loans receivable	$749,442	813,688	877,012	952,220	257,461
Non-acquired gross loans receivable	1,708,022	1,613,533	1,503,006	1,367,308	1,227,000
Total gross loans receivable	$2,457,464	2,427,221	2,380,018	2,319,528	1,484,461
% Acquired	30.50%	33.52%	36.85%	41.05%	17.34%

Non-acquired loans	$1,708,022	1,613,533	1,503,006	1,367,308	1,227,000
Allowance for loan losses	13,615	12,987	12,708	11,478	10,662
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.80%	0.80%	0.85%	0.84%	0.87%

Total gross loans receivable	$2,457,464	2,427,221	2,380,018	2,319,528	1,484,461
Allowance for loan losses	13,615	12,987	12,708	11,478	10,662
Allowance for loan losses to total gross loans receivable	0.55%	0.54%	0.53%	0.49%	0.72%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
As Reported:
Income before income taxes	$19,431	19,002	4,581	10,630	11,968	43,014	30,895
Tax expense	4,227	4,036	525	4,302	3,975	8,788	8,659
Net Income	$15,204	14,966	4,056	6,328	7,993	34,226	22,236

Average equity	$559,401	$497,694	$477,830	$380,529	$286,524	$512,268	$258,101
Average tangible equity (Non-GAAP)	$414,205	$351,703	$331,047	$288,156	$241,489	$366,284	$213,122
Average assets	$3,663,915	$3,627,401	$3,522,407	$3,048,214	$2,230,586	$3,605,432	$2,055,237

Return on average assets	1.66%	1.65%	0.46%	0.83%	1.43%	1.27%	1.44%
Return on average equity	10.87%	12.03%	3.40%	6.65%	11.16%	8.91%	11.49%
Return on average tangible equity (Non-GAAP)	14.68%	17.02%	4.90%	8.78%	13.24%	12.46%	13.91%
Tangible equity to tangible assets	11.72%	11.45%	9.65%	9.73%	11.09%	11.72%	11.09%

Weighted average common shares outstanding:
Basic	22,678,681	21,243,094	20,908,225	19,207,307	16,029,332	21,616,485	14,980,349
Diluted	22,898,983	21,454,039	21,119,316	19,443,353	16,187,869	21,842,769	15,146,972
Earnings per common share:
Basic	$0.67	$0.70	$0.19	$0.33	$0.50	$1.58	$1.48
Diluted	$0.66	$0.70	$0.19	$0.33	$0.49	$1.57	$1.47

Operating Earnings and Performance Ratios:
Income before income taxes	$19,431	19,002	4,581	10,630	11,968	43,014	30,895
(Gain)/loss on sale of securities	849	746	697	242	(368)	2,292	(1,174)
Fair value adjustments on interest rate swaps	(628)	(451)	(803)	(419)	(90)	(1,883)	37
Merger related expenses	—	506	14,710	6,391	311	15,216	1,910
Operating earnings before income taxes	19,652	19,803	19,185	16,844	11,821	58,639	31,668
Tax expense (1)	4,279	4,205	4,242	5,721	3,926	12,726	8,876
Operating earnings (Non-GAAP)	$15,373	15,598	14,943	11,123	7,895	45,913	22,792

Average equity	$559,401	497,694	477,830	380,529	286,524	512,268	258,101
Less average intangible assets	(145,196)	(145,991)	(146,783)	(92,373)	(45,035)	(145,984)	(44,979)
Average tangible common equity (Non-GAAP)	$414,205	351,703	331,047	288,156	241,489	366,284	213,122

Average assets	$3,663,915	3,627,401	3,522,407	3,048,214	2,230,586	3,605,432	2,055,237
Less average intangible assets	(145,196)	(145,991)	(146,783)	(92,373)	(45,035)	(145,984)	(44,979)
Average tangible assets (Non-GAAP)	$3,518,719	3,481,410	3,375,624	2,955,841	2,185,551	3,459,448	2,010,258

Operating return on average assets (Non-GAAP)	1.68%	1.72%	1.70%	1.46%	1.42%	1.70%	1.48%
Operating return on average equity (Non-GAAP)	10.99%	12.54%	12.51%	11.69%	11.02%	11.95%	11.77%
Operating return on average tangible assets (Non-GAAP)	1.75%	1.79%	1.77%	1.51%	1.44%	1.77%	1.51%
Operating return on average tangible equity (Non-GAAP)	14.85%	17.74%	18.06%	15.44%	13.08%	16.71%	14.26%

Weighted average common shares outstanding:
Basic	22,678,681	21,243,094	20,908,225	19,207,307	16,029,332	21,616,485	14,980,349
Diluted	22,898,983	21,454,039	21,119,316	19,443,353	16,187,869	21,842,769	15,146,972
Operating earnings per common share:
Basic (Non-GAAP)	$0.68	$0.73	$0.71	$0.58	$0.49	$2.12	$1.52
Diluted (Non-GAAP)	$0.67	$0.73	$0.71	$0.57	$0.49	$2.10	$1.50

(1) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Community Banking Segment

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	September 30, 2018	September 30, 2017
Segment net income:
Community banking	$15,263	14,928	3,984	6,052	7,837	34,175	20,788
Wholesale mortgage banking	555	598	562	117	449	1,716	2,333
Other	(606)	(568)	(497)	124	(320)	(1,672)	(910)
Eliminations	(8)	8	7	35	27	7	25
Total net income	$15,204	14,966	4,056	6,328	7,993	34,226	22,236

Community banking segment operating earnings:
Income before income taxes	$19,517	18,924	4,545	10,447	11,714	42,985	29,321
Tax expense (1)	4,254	3,996	561	4,397	3,877	8,810	8,533
Bank segment net income	$15,263	14,928	3,984	6,050	7,837	34,175	20,788

Weighted average common shares outstanding:
Basic	22,678,681	21,243,094	20,908,225	19,207,307	16,029,332	21,616,485	14,980,349
Diluted	22,898,983	21,454,039	21,119,316	19,443,353	16,187,869	21,842,769	15,146,972

Bank segment earnings per common share:
Basic	$0.67	$0.70	$0.19	$0.31	$0.49	$1.58	$1.39
Diluted	$0.67	$0.70	$0.19	$0.31	$0.48	$1.56	$1.37

Bank segment income before taxes	$19,517	18,924	4,545	10,447	11,714	42,985	29,321
(Gain) loss on sale of securities	849	746	692	242	(368)	2,287	(1,174)
Fair value adjustments on interest rate swaps	(628)	(451)	(755)	(419)	(90)	(1,835)	37
Merger related expenses	—	506	14,710	6,391	311	15,216	1,901
Operating earnings before income taxes	19,738	19,725	19,192	16,661	11,567	58,653	30,085
Tax expense (1)	4,306	4,152	4,288	5,778	3,828	12,746	8,762
Operating bank segment earnings (Non-GAAP)	$15,432	15,573	14,904	10,883	7,739	45,907	21,323

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.68	$0.73	$0.71	$0.57	$0.48	$2.12	$1.42
Diluted (Non-GAAP)	$0.67	$0.73	$0.71	$0.56	$0.48	$2.10	$1.41

(1) Tax expense is determined using the effective tax rate adjusted to eliminate the impact of the non-operating items.